                                                                   EXHIBIT (e.3)

                                 iShares, Inc.


                       AUTHORIZED PARTICIPANT AGREEMENT

     This Authorized Participant Agreement (the "Agreement") is entered into by and between SEI Investments Distribution Co. (together with its affiliates, "SEI" or the "Distributor") and _________________ (the "Participant") and is subject to acknowledgement by PFPC Inc. ("PFPC" or the "Transfer Agent"). The Transfer Agent serves as the transfer agent for iShares, Inc. (the "Fund"). The Distributor, the Transfer Agent and the Participant acknowledge and agree that the Fund shall be a third party beneficiary of this Agreement, and shall receive the benefits contemplated by this Agreement, to the extent specified herein. The Distributor has been retained to provide services as principal underwriter of the Fund acting on an agency basis in connection with the sale and distribution of shares of common stock, par value $.001 per share (sometimes referred to as "iShares(SM)"), of the iShares MSCI Index Funds of the Fund (each, an "Index Fund") named on Annex I hereto. As specified in the Fund's prospectus, including the statement of additional information incorporated therein (the "Prospectus") included as part of its registration statement, as amended, on Form N-1A (No. 33-97598), the iShares of any Index Fund offered thereby may be purchased or redeemed only in aggregations of a specified number of iShares referred to therein and herein as a "Creation Unit". The number of iShares presently constituting a Creation Unit of each Index Fund is set forth in Annex I. Creation Units of iShares may be purchased only by or through a Participant that has entered into an Authorized Participant Agreement with the Fund and the Distributor.

     The Prospectus provides that Creation Units generally will be sold in exchange for an in-kind deposit of a designated portfolio of equity securities (the "Deposit Securities") and an amount of cash computed as described in the Prospectus (the "Cash Component"), plus a purchase transaction fee as described in the Prospectus, delivered to the Fund by the Participant for its own account or acting on behalf of another party. Together, the Deposit Securities and the Cash Component constitute the "Portfolio Deposit", which represents the minimum initial and subsequent investment amount for iShares of any Index Fund of the Fund. References to the Prospectus are to the then current Prospectus as it may be supplemented or amended from time to time. Capitalized terms not otherwise defined herein are used herein as defined in the Prospectus.

     This Agreement is intended to set forth certain premises and the procedures by which the Participant may purchase and/or redeem Creation Units of iShares through the facilities of The Depository Trust Company ("DTC"). The procedures for processing an order to purchase iShares (each a "Purchase Order") and an order to redeem iShares (each a "Redemption Order") are described in the Fund's Prospectus and in Annex II to this Agreement. All Purchase and Redemption Orders must be made pursuant to the procedures set forth in Annex II. All Purchase Orders and Redemption Orders are irrevocable.

     The parties hereto in consideration of the premises and of the mutual agreements contained herein agree as follows:

1.   STATUS OF PARTICIPANT.  The Participant hereby represents, covenants and
     ---------------------
     warrants that with respect to Purchase Orders or Redemption Orders of Creation Units of iShares of any Index Fund, it is a DTC participant. Any change in the foregoing status of the Participant shall terminate this Agreement and the Participant shall give prompt written notice to the Distributor and the Fund of such change.

     The Participant hereby represents and warrants that, unless the following paragraph is applicable to it, it is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, is qualified to act as a broker or dealer in the states or other jurisdictions where it transacts business, and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), and the Participant agrees that it will maintain such registrations, qualifications, and membership in good standing and in full force and effect throughout the term of this Agreement. The Participant agrees to comply with all applicable Federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder and with the Constitution, By-Laws and Conduct Rules of the NASD, and that it will not offer or sell iShares of any Index Fund of the Fund in any state or jurisdiction where they may not lawfully be offered and/or sold.

     If the Participant is offering and selling iShares of any Index Fund of the Fund in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered, qualified, or a member of the NASD as set forth above, the Participant nevertheless agrees to observe the applicable laws of the jurisdiction in which such offer and/or sale is made, to comply with the full disclosure requirements of the Securities Act of 1933, as amended (the "1933 Act") and the regulations promulgated thereunder and to conduct its business in accordance with the spirit of the NASD Conduct Rules.

     The Participant understands and acknowledges that the proposed method by which Creation Units of iShares will be created and traded may raise certain issues under applicable securities laws. For example, because new Creation Units of iShares may be issued and sold by the Fund on an ongoing basis, at any point a "distribution", as such term is used in the 1933 Act, may occur. The Participant understands and acknowledges that some activities on its part, depending on the circumstances, result in its being deemed a participant in a distribution in a manner which could render it a statutory underwriter and subject it to the prospectus delivery and liability provisions of the 1933 Act. The Participant also understands and acknowledges that dealers who are not "underwriters" but are effecting transactions in iShares, whether or not participating in the distribution of iShares, are generally required to deliver a prospectus.

2.   EXECUTION OF PURCHASE ORDERS AND REDEMPTION ORDERS.  All Purchase Orders or
     --------------------------------------------------
     Redemption Orders shall be made in accordance with the terms of the Prospectus and the procedures described in Annex II to this Agreement. Each party hereto agrees to comply with the provisions of such documents to the extent applicable to it. It is contemplated that the phone lines used by the SEI telephone representatives will be recorded, and the Participant hereby consents to the recording of all calls with the SEI telephone representatives. The Fund reserves the right to issue additional or other procedures relating to the manner of purchasing or redeeming Creation Units and the Participant agrees to comply with such procedures as may be issued from time to time, including but not limited to the iShares Cash Collateral Settlement Procedures that are referenced in Annex II to this Agreement. The Participant acknowledges and agrees on behalf of itself and any party for which it is acting (whether as a customer or otherwise) that delivery of a Purchase Order or Redemption Order shall be irrevocable, provided that the Fund and the Distributor on behalf of the Fund reserves the right to reject any Purchase Order until the trade is released as "good" as described in Annex II and any Redemption Order that is not in "proper form" as defined in the Prospectus.

     With respect to any Redemption Order, the Participant also acknowledges and agrees on behalf of itself and any party for which it is acting (whether as a customer or otherwise) to return to the Fund any dividend, distribution or other corporate action paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the Participant or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Index Fund. With respect to any Redemption Order, the Participant also acknowledges and agrees on behalf of itself and any party for which it is acting (whether as a customer or otherwise) that the Fund is entitled to reduce the amount of money or other proceeds due to the Participant or any party for which it is acting by an amount equal to any dividend, distribution or other corporate action to be paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the Participant or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the Index Fund. With respect to any Purchase Order, the Fund acknowledges and agrees to return to the Participant or any party for which it is acting any dividend, distribution or other corporate action paid to the Fund in respect of any Deposit Security that is transferred to the Fund that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Participant or any party for which it is acting.

3.   MARKETING MATERIALS AND REPRESENTATIONS.  The Participant represents,
     ---------------------------------------
     warrants and agrees that it will not make any representations concerning iShares other than those contained in the Fund's then current Prospectus or in any promotional materials or sales literature furnished to the Participant by the Distributor. The Participant agrees not to furnish or cause to be furnished to any person or display or publish any information or materials relating to iShares (including, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials), except such information and materials as may be furnished to the Participant by the Distributor and such other information and materials as may be approved in writing by the Distributor. The Participant understands that the Fund will not be advertised or marketed as an open-end investment company, i.e., as a mutual fund, which offers redeemable securities, and that any advertising materials will prominently disclose that the iShares are not redeemable units of beneficial interest in the Fund. In addition, the Participant understands that any advertising material that addresses redemptions of iShares, including the Fund's Prospectus, will disclose that the owners of iShares may acquire iShares and tender iShares for redemption to the Fund in Creation Unit aggregations only. Notwithstanding the foregoing, the Participant may without the written approval of the Distributor prepare and circulate in the regular course of its business research reports that include information, opinions or recommendations relating to iShares (i) for public dissemination, provided that such research reports compare the relative merits and benefits of iShares with other products and are not used for purposes of marketing iShares and (ii) for internal use by the Participant.

4.   SUBCUSTODIAN ACCOUNT.  The Participant understands and agrees that in the
     --------------------
     case of each Index Fund, the Fund has caused the Fund's custodian, The Chase Manhattan Bank ("Custodian"), to maintain with the applicable subcustodian for such Index Fund an account in the relevant foreign jurisdiction to which the Participant shall deliver or cause to be delivered in connection with the purchase of a Creation Unit the securities and any other redemption proceeds (or the cash value of all or a part of such securities, in the case of a permitted or required cash purchase or "cash in lieu" amount) on behalf of itself or any party for which it is acting (whether or not a customer), with any appropriate adjustments as advised by the Fund, in accordance with the terms and conditions applicable to such account in such jurisdiction.

5.   TITLE TO SECURITIES; RESTRICTED SHARES.  The Participant represents on
     --------------------------------------
     behalf of itself and any party for which it acts that upon delivery of a portfolio of Deposit Securities to the Custodian and/or the relevant subcustodian in accordance with the terms of the Prospectus, the Fund will acquire good and unencumbered title to such securities, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims, including, without limitation, any restriction upon the sale or transfer of such securities imposed by (i) any agreement or arrangement entered into by the Participant or any party for which it is acting in connection with a Purchase Order or (ii) any provision of the 1933 Act, and any regulations thereunder (except that portfolio securities of issuers other than U.S. issuers shall not be required to have been registered under the 1933 Act if exempt from such registration), or of the applicable laws or regulations of any other applicable jurisdiction and
     (iii) no such securities are "restricted securities" as such term is used in Rule 144(a)(3)(i) promulgated under the 1933 Act.

6.   CASH COMPONENT AND FEES.  The Participant hereby agrees that as between the
     -----------------------
     Fund and itself or any party for which it acts in connection with a Purchase Order, it will make available in same day funds for each purchase of iShares an amount of cash sufficient to pay the Cash Component and any other amounts of cash due to the Fund in connection with the purchase of any Creation Unit of iShares (including the purchase transaction fee for in-kind and cash purchases and the additional variable charge for cash purchases (when, in the sole discretion of the Fund, cash purchases are available or specified)) (the "Cash Amount") which shall be made to an account maintained by the Custodian at The Chase Manhattan Bank, New York, providing payment on or before the Contractual Settlement Date (as defined in Annex II). The Participant hereby agrees to ensure that the Cash Amount will be received by the Fund on or before the Contractual Settlement Date, and in the event payment of such Cash Amount has not been made by such Contractual Settlement Date, the Participant agrees on behalf of itself or any party for which it acts in connection with a Purchase Order to pay the full cash amount, plus interest, computed at such reasonable rate as may be specified by the Fund from time to time. The Participant may require its customer to enter into an agreement with the Participant with respect to such matters. The Participant shall be liable to the Custodian and/or the Fund for any amounts advanced by the Custodian in its sole discretion to the Participant for payment of the amounts due and owing for the Cash Component, the purchase transaction fee, cash collateral discrepancies and/or the additional variable charge for cash purchases (when, in the sole discretion of the Fund, cash purchases are available or specified).

7.   ROLE OF PARTICIPANT.
     -------------------

     (a) The Participant acknowledges and agrees that for all purposes of this Agreement, the Participant will be deemed to be an independent contractor, and will have no authority to act as agent for the Fund or the Distributor in any matter or in any respect. The Participant agrees to make itself and its employees available, upon request, during normal business hours to consult with the Fund or the Distributor or their designees concerning the performance of the Participant's responsibilities under this Agreement.

     (b) In executing this Agreement, the Participant agrees in connection with any purchase or redemption transactions in which it acts for a customer or for any other DTC Participant or indirect participant, or any other Beneficial Owner, that it shall extend to any such party all of the rights, and shall be bound by all of the obligations, of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Prospectus.

     (c) The Participant agrees to maintain records of all sales of iShares made by or through it and to furnish copies of such records to the Fund or the Distributor upon the request of the Fund or the Distributor.

8.   AUTHORIZED PERSONS.  Concurrently with the execution of this Agreement and
     ------------------
     as requested from time to time by the Fund and/or Distributor, the Participant shall deliver to the Distributor and the Fund, with copies to the Transfer Agent (referred to below) duly certified as appropriate by its Secretary or other duly authorized official, a certificate in a form approved by the Fund (see Annex III hereto) setting forth the names and signatures of all persons authorized to give instructions relating to any activity contemplated hereby or any other notice, request or instruction on behalf of the Participant (each an "Authorized Person"). Such certificate may be accepted and relied upon by the Distributor and the Fund as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until delivery to the Distributor and the Fund of a superseding certificate in a form approved by the Fund bearing a subsequent date. Upon the termination or revocation of authority of such Authorized Person by the Participant, the Participant shall give prompt written notice of such fact to the Distributor and the Fund and such notice shall be effective upon receipt by both the Distributor and the Fund. The Distributor shall issue to each Participant a unique personal identification number ("PIN Number") by which such Participant shall be identified and instructions issued by the Participant hereunder shall be authenticated. The PIN Number shall be kept confidential and only provided to Authorized Persons. If after issuance, a Participant's PIN Number is changed, the new PIN Number will become effective on a date mutually agreed upon by the Participant and the Distributor.

9.   REDEMPTION.  The Participant understands and agrees that Redemption Orders
     ----------
     may be submitted only on days that the American Stock Exchange LLC (the "AMEX") is open for trading or business.

     (a) The Participant represents and warrants that it will not attempt to place a Redemption Order for the purpose of redeeming any Creation Unit of iShares of any Index Fund unless it first (i) ascertains prior to submitting such order that it or its customer, as the case may be, owns outright or has full legal authority and legal and beneficial right to tender for redemption the requisite number of iShares of the relevant Index Fund to be redeemed and to the entire proceeds of the redemption and that such iShares have not been loaned or pledged to another party and are not the subject of a repurchase agreement, securities lending agreement or any other arrangement that would preclude the delivery of such iShares to the Transfer Agent in accordance with the Prospectus or as otherwise required by the Fund; and (ii) agrees to transfer all collateral to the Fund's custodial account or iShares to the Transfer Agent's DTC account prior to 2 p.m. on the Business Day following the day on which the Redemption Order is placed. The Participant understands and agrees that in the event collateral or iShares are not transferred under (ii) above, the Redemption Order trade may be broken by the Fund and the Participant will be solely responsible for all costs incurred by the Fund or the Distributor related to breaking the trade. The Distributor will only process Redemption Orders upon verification from the Transfer Agent of the Fund's receipt of such collateral or iShares. The Participant understands that iShares of any Index Fund may be redeemed only when one or more Creation Units of iShares of a Beneficial Owner are held in the account of a single Participant.

     (b) In the case of a resident Australian or New Zealand holder, notwithstanding the foregoing, the Participant understands and agrees that such holder is only entitled to receive cash upon its redemption of Creation Units of iShares. In the Redemption Order the Participant will be required to confirm that an in-kind redemption request has not been submitted on behalf of a beneficial owner who is an Australian or New Zealand resident.

10.  BENEFICIAL OWNERSHIP.  The Participant represents and warrants to the
     --------------------
     Distributor and the Fund that (based upon the number of outstanding iShares of such Index Fund made publicly available by the Fund) it does not, and will not in the future, hold for the account of any single Beneficial Owner of iShares of the relevant Index Fund 80 percent or more of the currently outstanding iShares of such relevant Index Fund, so as to cause the Fund to have a basis in the portfolio securities deposited with the Fund with respect to such Index Fund different from the market value of such portfolio securities on the date of such deposit, pursuant to section 351 of the Internal Revenue Code of 1986, as amended. The Participant agrees that the confirmation relating to any order for one or more Creation Units of iShares of an Index Fund shall state as follows: "Purchaser represents and warrants that, after giving effect to the purchase of iShares to which this confirmation relates, it will not hold 80 percent or more of the outstanding iShares of the relevant Index Fund of the Fund and that it will not treat such purchase as eligible for tax-free treatment under Section 351 of the Internal Revenue Code of 1986, as amended. If purchaser is a dealer, it agrees to deliver similar written confirmations to any person purchasing any of the iShares to which this confirmation relates from it." The Fund and its Transfer Agent and Distributor shall have the right to require information from the Participant regarding iShares ownership of each Index Fund, and to rely thereon to the extent necessary to make a determination regarding ownership of 80 percent or more of the currently outstanding iShares of any Index Fund by a Beneficial Owner as a condition to the acceptance of a deposit of Deposit Securities.

11.  INDEMNIFICATION. This paragraph shall survive the termination of this
     ---------------
     Agreement.

     (a) The Participant hereby agrees to indemnify and hold harmless the Distributor, the Fund, the Transfer Agent, their respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an "Indemnified Party") from and against any loss, liability, cost and expense (including attorneys' fees) incurred by such Indemnified Party as a result of (i) any breach by the Participant of any provision of this Agreement that relates to the Participant; (ii) any failure on the part of the Participant to perform any obligations set forth in the Agreement; (iii) any failure by the Participant to comply with applicable laws, including rules and regulations of self-regulatory organizations; or (iv) actions of such Indemnified Party in reliance upon any instructions issued in accordance with Annexes II, III and IV (as each may be amended from time to time) reasonably believed by the Distributor and/or the Transfer Agent to be genuine and to have been given by the Participant. The Participant and the Distributor understand and agree that the Fund as a third party beneficiary to this Agreement is entitled and intends to proceed directly against the Participant in the event that the Participant fails to honor any obligations pursuant to this Agreement that benefit the Fund. The Distributor shall not be liable to the Participant for any damages arising out of mistakes or errors in data provided to the Distributor, or out of mistakes or errors by or interruptions or delays of communications with the Indemnified Parties who are service providers to the Fund, nor is the Distributor liable for any action, representation, or solicitation made by the wholesalers of the Fund.

     (b) The Distributor hereby agrees to indemnify and hold harmless the Participant, its respective subsidiaries, affiliates, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an "Indemnified Party") from and against any loss, liability, cost and expense (including attorneys' fees) incurred by such Indemnified Party as a result of (i) any breach by the Distributor of any provision of this Agreement that relates to the Distributor; (ii) any failure on the part of the Distributor to perform any obligations set forth in this Agreement; (iii) any failure by the Distributor to comply with applicable laws, including rules and regulations of self-regulatory organizations; or (iv) actions of such Indemnified Party in reliance upon any representations made in accordance with Annex II, III and IV (as each may be amended from time to time) reasonably believed by the Participant to be genuine and to have been given by the Distributor. The Participant shall not be liable to the Distributor for any damages arising out of mistakes or errors in data provided to the Participant, or out of interruptions or delays of communications with the Indemnified Parties who are service providers to the Fund, nor is the Participant liable for any action, representation, or solicitation made by the wholesaler of the Fund.

12.  INFORMATION ABOUT PORTFOLIO DEPOSITS.  The Participant understands that the
     ------------------------------------
     number and names of the designated portfolio of Deposit Securities to be included in the current Portfolio Deposit for each Index Fund will be made available by the Distributor as such information is supplied to the Distributor by the Fund's investment adviser each day that the AMEX is open for trading and will also be made available by the Fund's investment adviser on each such day through the facilities of the National Securities Clearing Corporation.

13.  ACKNOWLEDGMENT.  The Participant acknowledges receipt of the Prospectus and
     --------------
     represents it has reviewed such documents and understands the terms thereof.

     NOTICES.  Except as otherwise specifically provided in this Agreement, all
     -------
     notices required or permitted to be given pursuant to this Agreement shall be given in writing and delivered by personal delivery or by postage prepaid registered or certified United States first class mail, return receipt requested, or by telex, telegram or facsimile or similar means of same day delivery (with a confirming copy by mail). Unless otherwise notified in writing, all notices to the Fund shall be at the address or telephone, facsimile or telex numbers as follows: Attn: Vice President, Operations, with a copy to The Chase Manhattan Bank, 2 Chase MetroTech-8, Eighth Floor, Brooklyn, New York 11245, Attn: iShares.

     All notices to the Participant, the Distributor and the Transfer Agent shall be directed to the address or telephone, facsimile or telex numbers indicated below the signature line of such party.

15.  EFFECTIVENESS, TERMINATION AND AMENDMENT.  This Agreement shall become
     ----------------------------------------
     effective in this form upon execution and delivery to the Distributor. This Agreement may be terminated at any time by any party upon sixty days prior written notice to the other parties and may be terminated earlier by the Fund or the Distributor at any time in the event of a breach by the Participant of any provision of this Agreement or the procedures described or incorporated herein. This Agreement supersedes any prior such agreement between or among the parties. This Agreement may be amended by the Fund or the Distributor from time to time without the consent of any Beneficial Owner by the following procedure: The Fund or the Distributor will mail a copy of the amendment to the Participant and the Fund or Distributor, as applicable. For purposes of this Agreement, mail will be deemed received by the recipient thereof on the fifth (5/th/) Business Day following the deposit of such mail into the U.S. Postal system. If neither the Participant nor the other party objects in writing to the amendment within five days after its receipt, the amendment will become part of this Agreement in accordance with its terms.

16.  GOVERNING LAW.  This Agreement shall be governed by and interpreted in
     -------------
     accordance with the laws of the State of New York. The parties irrevocably submit to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in New York City over any suit, action or proceeding arising out of or relating to this Agreement.

17.  COUNTERPARTS.  This Agreement may be executed in several counterparts, each
     ------------
     of which shall be an original and all of which shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the day and year written below.

DATED: ______________

SEI INVESTMENTS DISTRIBUTION CO.            _________________________
                                              [Name of Participant]

By: _____________________________      By: _____________________________

Title: __________________________      Title: __________________________

Address: ________________________      Address: ________________________

_________________________________      _________________________________

_________________________________      _________________________________

Telephone: ______________________      Telephone: ______________________

Facsimile: ______________________      Facsimile: ______________________


                                       ACKNOWLEDGED BY:

                                       PFPC INC., AS TRANSFER AGENT

                                       By: _____________________________

                                       Title: __________________________

                                       Address: ________________________

                                       _________________________________

                                       _________________________________

                                       Telephone: ______________________

                                       Facsimile: ______________________

                                    ANNEX I

                                 iShares, Inc.

                   INDEX FUNDS AND iSHARES PER CREATION UNIT


              Index                                                           iShares per
              Fund                                                           Creation Unit
              ----                                                           -------------
The iShares MSCI Australia Index Fund                                           200,000
The iShares MSCI Austria Index Fund                                             100,000
The iShares MSCI Belgium Index Fund                                              40,000
The iShares MSCI Brazil (Free) Index Fund                                        50,000
The iShares MSCI Canada Index Fund                                              100,000
The iShares MSCI EMU Index Fund                                                  50,000
The iShares MSCI France Index Fund                                              200,000
The iShares MSCI Germany Index Fund                                             300,000
The iShares MSCI Greece Index Fund*                                              50,000
The iShares MSCI Hong Kong Index Fund                                            75,000
The iShares MSCI Indonesia (Free) Index Fund*                                    50,000
The iShares MSCI Italy Index Fund                                               150,000
The iShares MSCI Japan Index Fund                                               600,000
The iShares MSCI Malaysia (Free) Index Fund                                      75,000
The iShares MSCI Mexico (Free) Index Fund                                       100,000
The iShares MSCI Netherlands Index Fund                                          50,000
The iShares MSCI Portugal Index Fund*                                            50,000
The iShares MSCI Singapore (Free) Index Fund                                    100,000
The iShares MSCI South Africa Index Fund*                                        50,000
The iShares MSCI South Korea Index Fund                                          50,000
The iShares MSCI Spain Index Fund                                                75,000
The iShares MSCI Sweden Index Fund                                               75,000

The iShares MSCI Switzerland Index Fund                                         125,000
The iShares MSCI Taiwan Index Fund                                               50,000
The iShares MSCI Thailand (Free) Index Fund*                                     50,000
The iShares MSCI Turkey Index Fund*                                              50,000
The iShares MSCI United Kingdom Index Fund                                      200,000
The iShares MSCI USA Index Fund                                                 500,000

---------------
* These Index Funds may not be offered until the relevant prospectus has been finalized.

                                   ANNEX II

                                 iShares, Inc.

                           PROCEDURES FOR PROCESSING

                     PURCHASE ORDERS AND REDEMPTION ORDERS


     This Annex II to the Authorized Participant Agreement supplements the Prospectus with respect to the procedures to be used in processing a Purchase Order for the purchase of iShares in Creation Units of each Index Fund and a Redemption Order for the redemption of iShares in Creation Units of each Index Fund. Capitalized terms, unless otherwise defined in this Annex II, have the meanings attributed to them in the Authorized Participant Agreement or the Prospectus.

     A Participant is required to have signed the Authorized Participant Agreement. Upon execution thereof by the Distributor and acknowledgement thereof by the Transfer Agent and in connection with the initial Purchase Order submitted by the Participant, the Distributor will assign a PIN Number to each Authorized Participant. This will allow a Participant through its Authorized Person(s) to place a Purchase Order or Redemption Order with respect to the purchase or redemption of Creation Units of iShares.

                                    PART A

                             TO PLACE AN ORDER FOR
                            PURCHASE OR REDEMPTION
                        OF CREATION UNIT(S) OF iSHARES


      The Participant understands and agrees that Purchase and Redemption
            Orders may be submitted only on days that the American
             Stock Exchange LLC (the "AMEX") is open for trading.

1.   Call to Give Notice of Intent to Submit Redemption Order.  To initiate an
     --------------------------------------------------------
order to redeem a Creation Unit of iShares, an Authorized Person of the Participant must give notice to the Distributor of its intent to submit a Redemption Order to redeem iShares. Giving notice to the Distributor of an intent to submit a Redemption Order does not constitute a Redemption Order, which must be completed subsequently pursuant to the procedures set forth below.

2.   Delivery of Creation Unit Before Submitting Redemption Order.  The
     ------------------------------------------------------------
Participant must deliver the aggregated iShares constituting the requisite number of Creation Units or the requisite amount of cash collateral to the Transfer Agent prior to 2 p.m. Eastern Standard Time on the Business Day following the day on which the Redemption Order for such Creation Units was submitted. A Participant planning to deliver iShares for redemption on such day should ascertain the deadlines applicable to DTC by contacting the operation department of the broker or depository institution effectuating such transfer of securities. These deadlines will vary and are likely to be significantly earlier than the AMEX Closing Time.

3.   Option by Participant to Deliver Cash Collateral on the Redemption Notice
     -------------------------------------------------------------------------
Date in Lieu of iShares.  In the event the Participant is unable to transfer all
-----------------------
or part of the Creation Units of iShares to be redeemed to the Distributor, on behalf of the Fund, at or prior to the AMEX Closing Time on the date it provides notice of its intent to submit a Redemption Order to redeem iShares relating to a redemption, the Distributor will nonetheless accept the redemption request in reliance on the undertaking by the Participant to delivery the missing iShares as soon as possible, which undertaking shall be secured by the Participant's delivery and maintenance of collateral consisting of cash having a value at least equal to 125% of the value of the missing iShares. The parties hereto agree that the delivery of such collateral shall be made in accordance with the iShares Cash Collateral Settlement Procedures approved by the Fund's Board of Directors, as they may be amended from time to time, which such procedures shall be provided to the Participant by the Distributor upon request. Such Cash Collateral Settlement Procedures contemplate, among other things, that any cash collateral shall be in the form of U.S. dollars in immediately available funds, that such cash collateral shall be held by the Custodian and marked to market daily, and that the fees of the Custodian and subcustodians in respect of the delivery, maintenance and redelivery of the cash collateral shall be payable by the Participant. The Participant, as pledgor, hereby pledges to the Fund, as pledgee, as security for its obligation to deliver the missing iShares as soon as possible, and grants to the Fund, a first priority security interest in, lien on, and right of set-off against, all such cash collateral. The parties hereto further agree that the Fund may purchase the missing iShares or acquire the Deposit Securities and the Cash Component underlying such iShares at any time and the participant agrees to accept liability for any shortfall between the cost to the Fund of purchasing such iShares, Deposit Securities or Cash Component and the value of the collateral, which may be used by the Fund at such time, and in such manner, as the Fund may determine in its sole discretion.

4.   Place the Purchase or Redemption Order.
     --------------------------------------

 (a) Telephone Orders - Telephone orders shall be placed in accordance with the
     ----------------
following guidelines and "Telephone Flow Process" set forth in Part B of this Annex II.

     (i) An Authorized Person for the Participant must call the SEI telephone representative at 888-276-2328 not later than the closing time of the regular trading session on the AMEX (the "AMEX Closing Time") (ordinarily 4:00 p.m. New York time) with respect to its contemplated Purchase or Redemption Order. Incoming telephone calls are queued and will be handled in the sequence received. Calls placed before the AMEX Closing Time will be processed even if the call is taken after this cut-off time. ACCORDINGLY, DO NOT HANG UP AND REDIAL. INCOMING CALLS THAT ARE ATTEMPTED LATER THAN THE AMEX CLOSING TIME WILL NOT BE ACCEPTED.

     (ii) NOTE THAT WHILE INITIATING THE TELEPHONE CALL COMMENCES THE ORDER PROCESS, IT DOES NOT ALONE CONSTITUTE A PURCHASE OR REDEMPTION ORDER, WHICH ARE ONLY COMPLETED AND PROCESSED WHEN THE TRADE IS RELEASED AS "GOOD" BY THE DISTRIBUTOR AND CONFIRMED AT THE END OF THE TELEPHONE CALL. ONCE THE TRADE IS RELEASED AS "GOOD" AND CONFIRMED BY THE PARTICIPANT, THE PARTICIPANT ASSUMES ALL RESPONSIBILITY FOR THE TERMS OF THE TRADE.



     (iii) A transaction charge will be assessed on each Purchase Order and each Redemption Order.


 (b) Internet Orders - Internet orders shall be placed in accordance with the
 -------------------
following guidelines and "Internet Flow Process" set forth in Part B of this Annex II.

     (i) each Participant authorized to transact via the internet will be issued a PIN Number to access the iShares Trading Website ("Website"). The Distributor shall not be responsible for unauthorized access to the Website, and shall process all trades affirmed through the system that were placed with a valid PIN Number.

     (ii) Any authorized Participant may log onto the Website at any time but generally must submit trades by 4:00 p.m. EST to receive that day's NAV. Trades submitted after 4:00 p.m. EST will receive the next determined NAV for the applicable Fund. Certain Funds may determine an NAV more than once per trade date. It is the responsibility of the Participant to submit trades on or before the designated times to receive the applicable NAV.

     (iii) Note that while initiating the trades on the Website commences the order process, it does not alone constitute a purchase or redemption order, which is only completed and which will only be processed after the trade has been submitted by the Participant and Affirmation of such trade has been generated by the Website. It is the responsibility of the Participant to retain such Affirmation for its records.

     (iv) A transaction charge will be assessed on each Purchase Order and each Redemption Order.


5.   Dividends, Distributions and Other Corporate Actions.
     ----------------------------------------------------

     (a) For a Purchase Order, it is understood that the Fund will return to the Participant or any party for which it is acting any dividend, distribution or other corporate action paid to the Fund in respect of any Deposit Security that is transferred to the Fund that, based on the valuation of such Deposit Security at the time of transfer, should have been paid to the Participant or any party for which it is acting.

     (b) For a Redemption Order, the Participant acknowledges its agreement on behalf of itself and any party for which it is acting (whether as a customer or otherwise) to return to the Fund any dividend, distribution or other corporate action paid to it or to the party for which it is acting in respect of any Deposit Security that is transferred to the Participant or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the Index Fund to which the Redemption Order relates. In the Redemption Order, the Participant also acknowledges its agreement on behalf of itself and any party for which it is acting (whether as a customer or otherwise) that the Fund is entitled to reduce the amount of money or other proceeds due to the Participant or any party for which it is acting by an amount equal to any dividend, distribution or other corporate action to be transferred to the Participant or any party for which it is acting that, based on the valuation of such Deposit Security at the time of transfer, should be paid to the Index Fund to which the Redemption Order relates.

6.   Processing an Order.  The Distributor will accept a Purchase or Redemption
     -------------------
Order as "good" and confirmed if (i) the Participant communicates by telephone to the Distributor, prior to the AMEX Closing time, a Purchase or Redemption Order (whether on its own behalf or on behalf of another investor), together with all relevant information concerning the terms of such Order, and (ii) the Participant verifies that such Purchase or Redemption Order and its terms, as transcribed by the Distributor and repeated back to the Participant, have been accurately communicated to the Distributor. Notwithstanding the foregoing, the Participant acknowledges that a Purchase Order cannot be placed until the Participant has made arrangements satisfactory to the Fund for payment of the Cash Component and any other cash amounts which may be due.

In addition, the Participant and Distributor each acknowledge that a Redemption Order can not be placed until the Participant has given notice to the Distributor of its intent to place a Redemption Order. The Participant understands and acknowledges that the Redemption Order trade may be broken by the Fund, with all costs of the Fund or the Distributor related to breaking the trade being attributed to the Participant, unless the Participant has transferred or caused to be transferred to the Fund the Creation Unit of iShares to be redeemed or the requisite amount of cash collateral in connection with such Redemption Order and the Transfer Agent has verified receipt of such Creation Unit of iShares or collateral by 2:00 p.m. New York time on the Business Day following the day on which the Redemption Order was submitted. For purposes of quality assurance only, the Distributor will on a best efforts basis provide the Participant with a facsimile affirmation of the terms of the trade and will endeavor to contact the Participant concerning such affirmation.

7.   Rejecting a Purchase Order.  The Distributor and/or the Fund  reserve the
     --------------------------
absolute right to reject or suspend a Purchase Order if (i) it appears that the Participant or a Beneficial Owner would own 80 percent or more of all outstanding iShares of an Index Fund as a result of acceptance of the Purchase Order; (ii) the portfolio of Deposit Securities delivered is not as specified by the Distributor; (iii) acceptance of the Deposit Securities would have certain adverse tax consequences to the Index Fund; (iv) the Fund believes that the acceptance of the Portfolio Deposit would be unlawful; (v) the acceptance of the Portfolio Deposit would otherwise, in the discretion of the Fund or the Adviser, have an adverse effect on the Fund or the rights of beneficial owners of iShares; (vi) the Fund has suspended the offering of iShares of the particular Index Fund; or (vii) in the event that circumstances outside the control of the Fund and the Adviser make it for all practical purposes impossible to process purchase orders. The Fund shall notify the Participant of its rejection of any Purchase Order. The Fund is under no duty, however, to give notification of any defects or irregularities in the delivery of Portfolio Deposits nor shall it incur any liability for the failure to give any such notification.

8.   Taking Delivery of Deposit Securities for Redemption Orders.  A redeeming
     -----------------------------------------------------------
Beneficial Owner or Participant acting on behalf of such Beneficial Owner must maintain appropriate securities broker-dealer, bank or other custody arrangements in each jurisdiction in which any of the Deposit Securities are customarily traded, to which account such Deposit Securities will be delivered. If neither the redeeming beneficial owner nor the Participant acting on behalf of such redeeming Beneficial Owner has appropriate arrangements to take delivery of the Deposit Securities in the applicable jurisdiction and it is not possible to make other such arrangements, or if it is not possible to effect deliveries of the Deposit Securities in such jurisdiction, the Beneficial Owner will be required to receive its redemption proceeds in cash. In such case, the investor will receive a cash payment equal to the net asset value of its shares based on the net asset value of iShares of the relevant Index Fund next determined after the Redemption Order is received in proper form (minus a redemption transaction fee and additional variable charge for cash redemptions as specified in the Prospectus, to offset the Fund's brokerage and other transaction costs associated with the disposition of Deposit Securities of the Index Fund). Redemptions of iShares for Deposit Securities will be subject to compliance with applicable United States federal and state securities laws and each Index Fund (whether or not it otherwise permits cash redemptions) reserves the right to redeem Creation Units for cash to the extent that the Index Fund could not lawfully deliver specific Deposit Securities upon redemptions or could not do so without first registering the Deposit Securities under such laws.

9.   Contractual Settlement for Purchase Orders.  Except as provided below,
     ------------------------------------------
Deposit Securities must be delivered to an account maintained at the applicable local subcustodian of the Fund on or before the Contractual Settlement Date (defined below). The Participant must also make available on or before the Contractual Settlement Date, by means satisfactory to the Fund, immediately available or same day funds estimated by the Fund to be sufficient to pay the Cash Component next determined after acceptance of the Purchase Order, together with the applicable purchase transaction fee (as described in the Prospectus). Any excess funds will be returned following settlement of the issue of the Creation Unit of iShares. The "Contractual Settlement Date" is the earlier of
(i) the date upon which all of the required Deposit Securities, the Cash Component and any other cash amounts which may be due are delivered to the Fund and (ii) the last day for settlement on the customary settlement cycle in the jurisdiction where the securities of the applicable Index Fund are customarily traded.

     Except as provided in the next two paragraphs, a Creation Unit of iShares of an Index Fund will not be issued until the transfer of good title to the Fund of the portfolio of Deposit Securities and the payment of the Cash Component and the purchase transaction fee have been completed. When the subcustodian confirms to the Custodian that the required securities included in the Portfolio Deposit (or, when permitted in the sole discretion of the Fund, the cash value thereof) have been delivered to the account of the relevant subcustodian, the Custodian shall notify the Transfer Agent and the Adviser, and the Fund will issue and cause the delivery of the Creation Unit of iShares. The Transfer Agent will then transmit a confirmation of acceptance to the Participant.

     The Fund may in its sole discretion permit or require the substitution of an amount of cash (i.e., a "cash in lieu" amount) to be added to the Cash Component to replace any Deposit Security which may not be available in sufficient quantity for delivery or for other similar reasons. If the Adviser notifies the Transfer Agent that a "cash in lieu" amount will be accepted, the Transfer Agent will notify the Participant and the Participant shall deliver, on behalf of itself or the party on whose behalf it is acting, the "cash in lieu" amount, with any appropriate adjustments as advised by the Fund. Any excess funds will be returned following settlement of the issue of the Creation Unit of iShares.

     In the event that a Portfolio Deposit is incomplete on the settlement date for a Creation Unit of iShares because certain or all of the Deposit Securities are missing, the Fund will issue a Creation Unit of iShares notwithstanding such deficiency in reliance on the undertaking of the Participant to deliver the missing Deposit Securities as soon as possible, which undertaking shall be secured by such Participant's delivery and maintenance of collateral consisting of cash having a value at least equal to 125% of the value of the missing Deposit Securities. The parties hereto agree that the delivery of such collateral shall be made in accordance with the iShares Cash Collateral Settlement Procedures approved by the Fund's Board of Directors, as they may be amended from time to time, which such procedures shall be provided to the Participant by the Transfer Agent upon request. Such Cash Collateral Settlement Procedures contemplate, among other things, that any cash collateral shall be in the form of U.S. dollars in immediately available funds, that such cash collateral shall be held by the Custodian and marked to market daily, and that the fees of the Custodian and subcustodians in respect of the delivery, maintenance and redelivery of the cash collateral shall be payable by the Participant. The Participant, as pledgor, hereby pledges to the Fund, as pledgee, as security for its obligation to delivery the missing Deposit Securities as soon as possible, and grants to the Fund, a first priority security interest in, lien on and right of set-off against, all such cash collateral. The parties hereto further agree that the Fund may purchase the missing Deposit Securities at any time and the Participant agrees to accept liability for any shortfall between the cost to the Fund of purchasing such securities and the value of the collateral, which may be sold by the Fund at such time, and in such manner, as the Fund may determine in its sole discretion.

10.  Contractual Settlement for Redemption Orders.  Deliveries of redemption
     --------------------------------------------
proceeds by the Index Fund relating to those countries generally will be made within three Business Days. Due to the schedule of holidays in certain countries, however, the delivery of in-kind redemption proceeds may take longer than three Business Days after the day on which the Redemption Order is received in proper form. See the Fund's statement of additional information for instances where more than seven calendar days would be needed to deliver redemption proceeds.

11.  Cash Purchases.  When, in the sole discretion of the Fund, cash purchases
     --------------
of Creation Units of iShares are available or specified for an Index Fund, such purchases shall be effected in essentially the same manner as in-kind purchases thereof. In the case of a cash purchase, the Participant must pay the cash equivalent of the Deposit Securities it would otherwise be required to provide through an in-kind purchase, plus the same Cash Component required to be paid by an in-kind purchaser. In addition, to offset the Fund's brokerage and other transaction costs associated with using the cash to purchase the requisite Deposit Securities, the Participant must pay a fixed purchase transaction fee, plus an additional variable charge for cash purchases, which is expressed as a percentage of the value of the Deposit Securities. The transaction fees for in-kind and cash purchases of Creation Units of iShares are described in the Prospectus.

12.  Cash Redemptions.  In the event that, in the sole discretion of the Fund,
     ----------------
cash redemptions are permitted or required by the Fund, proceeds will be paid to the Participant redeeming shares on behalf of the redeeming investors as soon as practicable after the date of redemption (within seven calendar days thereafter, except for instances listed in the Fund's statement of additional information where more than seven calendar days would be needed).

13.  Subcustodian Accounts.  Annex IV hereto contains a list of the subcustodian
     ---------------------
accounts of the Fund, into which the portfolio securities constituting the portfolio of Deposit Securities of each Index Fund are to be delivered in connection with a Purchase Order.

                                    PART B

                                 FLOW PROCESS



     This Annex II supplements the Fund's Prospectus with respect to the procedures to be used by the Distributor and Transfer Agent in processing an order for the creation or redemption of iShares.

     A Participant is required to have signed the Participant Agreement. The Distributor will assign a personal identification number to each Authorized Participant. This will allow a Participant through its Authorized Person(s) to place a creation or redemption order with respect to iShares.

     The Authorized Participant and Distributor shall implement the appropriate "Flow Process" as agreed to by the parties from time to time, a form of which is attached hereto.

                           "TELEPHONE" FLOW PROCESS

--------------------------------------------------------------------------------
          ORIGINATOR                          ACTIVITY
          ----------                          --------
--------------------------------------------------------------------------------
                   CALLER VERIFICATION AND ORDER PROCESSING
--------------------------------------------------------------------------------

 1.  AP calls on SEI's          SEI rep greets caller.
 recorded 1-888 number to
 place a share creation
 and/or redemption order.
 These trades are to be
 placed by 4:00 PM EST.

--------------------------------------------------------------------------------
 2.  AP identifies his name,    SEI rep selects the AP from drop down box to
 the Institution he             pull up the account registration and list of
 represents and PIN #.          authorized transacters. The SEI rep verifies
                                that the caller is authorized to place trades on behalf of that institution. The rep then asks the AP for his PIN #. The rep types the number, which will be alpha numeric into the database.
                                The SEI rep will read to the AP a statement confirming that the AP will not be placing trades that would raise their total holdings to 80% or more of each fund. The trader confirms the rule and the rep will click "ok". The database will then open to a trading input screen for the rep to start entering trades online.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 3.  AP tells SEI Rep that he   SEI rep is checking the creation or redemption
 wants to place a creation or   box and then types in the fund's ticker symbols.
 redemption of units in a
 specific fund.  The AP         Procedures for Redemptions:
 states the fund name and       ---------------------------
 ticker symbol.                 If the AP states to the SEI rep that he/she
                                intends to place a redemption order for units of a particular fund, the SEI rep will not process a redemption order until PFPC has verified the receipt of iShares or collateral with respect to such redemption request. Therefore, the AP should advise SEI of its `Intent to Redeem' prior to placing its redemption order. All redemptions need to be verified by PFPC prior to 4:00 PM EST. PFPC will verify that all iShares or collateral have been delivered to it prior to 2 p.m. Eastern Standard Time the Business Day following the day on which the redemption request is placed. The SEI rep will notify PFPC via phone or email regarding an `Intent to Redeem'. PFPC will notify SEI via telephone or email that the redemption can be processed. The call will be recorded. The redemption request may be broken by the Fund or SEI if the iShares or collateral have not been transferred to PFPC within the time period stated above.

--------------------------------------------------------------------------------
 4.  AP states the number of    SEI rep types in the number of units to be
 units he wants to create or    created or redeemed. Only redemption units that
 redeem.  Steps 4 and 5         have been previously verified will be taken.
 continue until the AP has      Steps 3 and 4 continue until the AP has
 completed all transactions.    completed all transactions.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 5.  AP states he has finished  The database will summarize all trading into one
 trading.                       online text box, which the SEI rep reads back to
                                the AP, asking for a verbal confirmation of the
                                terms of the trade. The representative reads
                                back the fund's ticker and name, along with
                                create or redeem and the amount of units. It is
                                the responsibility of the AP to verify that the
                                terms of the trade are correct. If the AP does
                                not confirm that the read back is correct, the
                                SEI rep will delete the first trade and reenter
                                the corrected trade. Once the AP indicates that
                                the terms of the trade are correct, the trade is
                                released as "good" and confirmed, and the AP
                                assumes all responsibility for the terms of the
                                trade. All trades placed with SEI are
                                irrevocable once the trade has been confirmed.
                                The SEI rep will give the AP a trade
                                confirmation batch number for all trades placed.
--------------------------------------------------------------------------------
                          QUALITY CONTROL / BALANCING
--------------------------------------------------------------------------------
 6.  The SEI rep sends to the   The SEI rep sends an affirmation to the AP via a
 AP a facsimile of all trades   system-generated fax or email of all trades.
 placed.

--------------------------------------------------------------------------------
 7.  The AP receives the        The SEI rep will contact the AP within 15
 facsimile.                     minutes after faxing the affirmation to verify
                                the trade information in the fax for quality
                                control purposes. Contact of the AP is done on a
                                "best efforts" basis. If the SEI rep cannot get
                                in touch with the AP, the SEI rep will contact
                                the AP the following day.
--------------------------------------------------------------------------------
                               FILE TRANSMISSION
--------------------------------------------------------------------------------
 8.  SEI send trade blotter     After verifying that all trades have been
 and trade file.                approved and balancing the interface file with
                                the database pend file, SEI will transmit the trade file to BGI via FTP. SEI will also fax or email the PDF file (trade blotter) summarizing the trades to BGI and PFPC (two places)

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        CASH COMPONENT / CONFIRMATIONS
--------------------------------------------------------------------------------
 9.  PFPC emails to SEI the     SEI will manually enter the cash component into
 final cash figures.            the ETF system. The system will generate the
                                trade confirmations, including the cash amount,
                                will be emailed or faxed to AP.
--------------------------------------------------------------------------------

                            "INTERNET" FLOW PROCESS

--------------------------------------------------------------------------------
          ORIGINATOR                                    ACTIVITY
          ----------                                    --------
--------------------------------------------------------------------------------
                   CALLER VERIFICATION AND ORDER PROCESSING
--------------------------------------------------------------------------------

 1.  AP will log into the       If the AP is not an authorized transacter with a
 iShares Trading Website to     valid PIN # the AP will be unable to access the
 place a purchase and/or        website.
 redemption order. In-kind
 country trades are to be
 placed by 4:00 PM EST to
 receive the current day's
 trade date. Cash creation
 country trades are to be
 placed by 11:50.59 PM EST to
 receive the current day's
 trade date.

--------------------------------------------------------------------------------
 2.  AP will enter a PIN # in   If the PIN # is not valid, the page will
 the initial screen of the      refresh with an error message.
 website.
                                If the PIN # is correct, this will generate the next page.

--------------------------------------------------------------------------------
 3.  The second screen will     Both of these are required fields and must be
 display the AP's name.  The    filled before the trader can continue through
 trader will need to select     the system. If either of these fields is not
 their name from a drop down    completed correctly, the page will refresh with
 box.                           an error message.

 This screen will also require  If the "check here" box and the AP trader name
 the trader to verify, by       are valid, the system will generate the next
 checking a check box that      page.
 any trades being placed will
 not raise their total
 holding to 80% or more of
 the fund(s) that they are
 creating.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 4.  The third screen is the    If the AP trader has a problem at any point
 trade entry screen.            he/she will have the option to logout or sign in
                                as a different user.

 The AP trader indicates the    If any of the required fields are empty the
 ticker symbol, transaction     page will refresh with an error message.
 type, and settlement date
 that he/she wants to
 purchase/redeem.  These are    If all required fields are completed correctly
 the required fields in this    the system will generate the next page.
 screen.

 After entering this
 information the AP trader
 will click the "insert
 trade" button.  This button
 creates a screen that will
 list all trades that the AP
 trader has entered up to
 this point.  The AP trader
 will have the option to
 delete any of these trades
 before moving forward.

 If all trade information is
 correct and the AP trader
 agrees with the trades
 entered then the AP trader
 will click the "continue"
 button.


--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                          QUALITY CONTROL / BALANCING
----------------------------------------------------------------------------------------
 5.  The fourth screen is the   Once the affirmation has been submitted then the trade
 "Affirmation of Trade"         will be considered "irrevocable."  The language noted
 screen.                        at the bottom of the affirmation/estimated confirmation
                                will refer to the portfolio composition file (PCF),
 This screen simply lists the   this is a listing of the underlying constituents of the
 trade(s) placed by the AP      fund.
 trader.  There is no
 required field(s) for
 completion on this screen.


 The AP trader has four
 options on this screen.
 He/She can logout, sign in
 as a different trader, click
 Go Back to revise the listed
 trades, or click the
 "Finish" button.


 Once the "Finish" button has
 been clicked the system
 will automatically generate
 a PDF file of the
 affirmation, which can be
 saved and/or printed by the
 AP trader for his/her
 records.

----------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------
                               FILE TRANSMISSION
----------------------------------------------------------------------------------------
 6.  SEI will send the trade    The first trade blotter and trade file will include all
 blotter                        trades taken between 4PM EST of the previous business
                                day and 7:30 AM of the current business day.
 and trade file to the BGI
 trade ops

 and international portfolio    The second trade blotter and trade file will include
 managers                       any trade activity from 7:30AM until 4PM EST for the
                                current business day.
 between 7:30 and 8:30AM EST.


 SEI will also send a second
 trade

 blotter and trade file at 4PM
 EST.

----------------------------------------------------------------------------------------
                        CASH COMPONENT / CONFIRMATIONS
----------------------------------------------------------------------------------------
 7.  PFPC will email to SEI the   SEI will manually enter the cash component into the ETF
                                  system. The system will generate the trade
                                  confirmations, including the cash amount and such
 final cash component and NAV     confirmations will be emailed or faxed to AP trader.
 figures for the Asian
 cross-traded funds between
 11:00 AM and 12:00PM EST.

 PFPC will email to SEI the
 final cash component and NAV
 for the remaining MSCI Funds
 after 4PM EST.

----------------------------------------------------------------------------------------

                                   ANNEX III

                                 iShares, Inc.

                  CERTIFIED AUTHORIZED PERSON OF PARTICIPANT

     The following are the names, titles and signatures of persons (each, an "Authorized Person") authorized to give instructions relating to activity contemplated by the Authorized Participant Agreement relating to iShares, Inc. or any other notice, request or instruction on behalf of the Participant pursuant to the Authorized Participant Agreement, as of _______, 200_.

Name:
Title:

Signature:  _____________________________


Name:
Title:

Signature:  _____________________________


Name:
Title:

Signature:  ____________________________


Name:
Title:

Signature:  ______________________________


Name:
Title:

Signature:  _______________________________

Name:
Title:

Signature:  _______________________________


Name:
Title:

Signature:  _______________________________


     The undersigned, _____________ [name], ______________ [title],
__________________ [name of Participant], does hereby certify that the persons listed above have been duly authorized to act as Authorized Persons as of the date hereof, pursuant to the Authorized Participant Agreement by and among iShares, Inc., SEI Investments Distribution Co. and ________________ [name of Participant], dated ____________, 200_ and that their signatures set forth above are their own true and genuine signatures.

In Witness Whereof, the undersigned has hereby set his hand as of this ___ day of _______, 200_.


____________________________
Name:
Title:

                                   ANNEX IV

                                 iShares, Inc.

         FUND SUBCUSTODIAN ACCOUNTS FOR DELIVERY OF DEPOSIT SECURITIES

     The subcustodian accounts into which a Participant should deposit the securities constituting the Deposit Securities of each Index Fund are set forth below:


iShares MSCI Australia Index Fund:

Account Name:                                iShares MSCI Australia Index Fund

Account Number:                              17168

Cash Account Number (US$):                   23511002

Other Reference Number:                      6028468


iShares MSCI Austria Index Fund:

Account Name:                                iShares MSCI Austria Index Fund

Account Number:                              17167

Cash Account Number (US$):                   23510902

Other Reference Number:                      6028450


iShares MSCI Belgium Index Fund:

Account Name:                                iShares MSCI Belgium Index Fund

Account Number:                              17169

Cash Account Number (US$):                   23511102

Other Reference Number:                      6028492


iShares MSCI Brazil (Free) Index Fund:

Account Name:                                iShares MSCI Brazil Index Fund

Account Number:                              19653

Cash Account Number (US$):                   23760401

Other Reference Number:                      6033427


iShares MSCI Canada Index Fund:

Account Name:                                iShares MSCI Canadian Index Fund

Account Number:                              17170

Cash Account Number (US$):                   23511202

Other Reference Number:                      6028500


iShares MSCI EMU Index Fund:

Account Name:                                iShares MSCI EMU Index Fund

Account Number:                              19652

Cash Account Number:                         23760801

Other Reference Number:                      6033468


iShares MSCI France Index Fund:

Account Name:                                iShares MSCI France Index Fund

Account Number:                              18638

Cash Account Number (US$):                   23547102

Other Reference Number:                      6072136


iShares MSCI Germany Index Fund:

Account Name:                                iShares MSCI Germany Index Fund

Account Number:                              17172

Cash Account Number (US$):                   23511402

Other Reference Number:                      6028526


iShares MSCI Greece Index Fund:

Account Name:                                iShares MSCI Greece Index Fund

Account Number:

Cash Account Number (US$):

Other Reference Number:


iShares MSCI Hong Kong Index Fund:

Account Name:                                iShares MSCI Hong Kong Index Fund

Account Number:                              17175

Cash Account Number (US$):                   23510102

Other Reference Number:                      6028559


iShares MSCI Italy Index Fund

Account Name:                                iShares MSCI Italy Index Fund

Account Number:                              17176

Cash Account Number (US$):                   23510202

Other Reference Number:                      6028567


iShares MSCI Japan Index Fund:

Account Name:                                iShares MSCI Japan Index Fund

Account Number:                              17177

Cash Account Number (US$):                   23510302

Other Reference Number:                      6028575


iShares MSCI Malaysia (Free) Index Fund:

Account Name:                                iShares MSCI Malaysian Index Fund

Account Number:                              17179

Cash Account Number (US$):                   23510502

Other Reference Number:                      6028591


iShares MSCI Mexico (Free) Index Fund:

Account Name:                                iShares MSCI Mexican Index Fund

Account Number:                              17178

Cash Account Number (US$):                   23510402

Other Reference Number:                      6028583


iShares MSCI Netherlands Index Fund:

Account Name:                                iShares MSCI Netherlands Index Fund

Account Number:                              17180

Cash Account Number (US$):                   23510602

Other Reference Number:                      6028617


iShares MSCI Singapore (Free) Index Fund:

Account Name:                                iShares MSCI Singapore Index Fund

Account Number:                              17182

Cash Account Number (US$):                   23510802

Other Reference Number:                      6028641


iShares MSCI South Africa Index Fund:

Account Name:                              iShares MSCI South African Index Fund

Account Number:

Cash Account Number (US$):

Other Reference Number:


iShares MSCI South Korea Index Fund:

Account Name:                              iShares MSCI Korea Index Fund

Account Number:                            19655

Cash Account Number (US$):                 23760601

Other Reference Number:                    6033443


iShares MSCI Spain Index Fund:

Account Name:                              iShares MSCI Spain Index Fund

Account Number:                            17173

Cash Account Number (US$):                 23511502

Other Reference Number:                    6028534


iShares MSCI Sweden Index Fund:

Account Name:                              iShares MSCI Sweden Index Fund

Account Number:                            17181

Cash Account Number (US$):                 23510702

Other Reference Number:                    6028625
iShares MSCI Switzerland Index Fund:

Account Name:                              iShares MSCI Switzerland Index Fund

Account Number:                            17171

Cash Account Number (US$):                 23511302

Other Reference Number:                    6028518


iShares MSCI Taiwan Index Fund:

Account Name:                              iShares MSCI Taiwan Index Fund

Account Number:                            19654

Cash Account Number (US$):                 23760501

Other Reference Number:                    6033435


iShares MSCI Thailand (Free) Index Fund:

Account Name:                              iShares MSCI Thailand (Free) Index
                                           Fund

Account Number:

Cash Account Number (US$):

Other Reference Number:


iShares MSCI United Kingdom Index Fund:

Account Name:                              iShares MSCI United Kingdom Index
                                           Fund

Account Number:

Cash Account Number (US$):

Other Reference Number:

iShares MSCI USA Index Fund:

Account Name:                              iShares MSCI USA Index Fund

Account Number:

Cash Account Number (US$):

Other Reference Number: